Toni Perazzo
Chief Financial Officer
(650) 340-1888                                                                                                                     FOR IMMEDIATE RELEASE

AEROCENTURY CORP. REPORTS THIRD QUARTER RESULTS

(BURLINGAME, CA), November 8, 2007 — AeroCentury Corp. (AMEX:ACY), an independent aircraft leasing company, today reported its operating results for the third quarter ended September 30, 2007. As discussed and shown in the tables below, comparative information for the third quarter of 2006 and first nine months of 2006 has been restated in connection with the Company’s adoption of Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”) and Financial Accounting Standard Board Staff Position AUG AIR-1, Accounting for Planned Major Maintenance Activities (“FSP AUG AIR-1”).

For the quarter ended September 30, 2007, the Company reported total revenues of $6.4 million compared with revenues of $4.6 million for the same period a year ago. For the nine months ended September 30, 2007, the Company reported total revenues of $16.4 million compared with revenues of $13.8 million for the same period a year ago.

The Company reported net income of $1,064,000 or $0.69 per basic share and $0.66 per diluted share for the third quarter of 2007 compared to net income of $308,000 or $0.20 per basic and diluted share for the third quarter of 2006. The Company reported net income of $2,501,000 or $1.62 per basic share and $1.58 per diluted share for the nine months ended September 30, 2007 compared to net income of $152,000 or $0.10 per basic and diluted share for the same period a year ago.

Operating lease revenue was approximately $1,304,000 and $2,128,000 higher in the three months and nine months ended September 30, 2007, respectively, versus the same periods in 2006, primarily because of increased operating lease revenue from aircraft purchased in the fourth quarter of 2006 and first nine months of 2007 and lease modifications which involved rent increases for several of the Company’s aircraft.  In addition, in the three months ended September 30, 2007, the Company recorded revenue from several aircraft which had been off lease for part of the same period in 2006.  The aggregate effects of these increases were partially offset by a decrease in revenue related to aircraft which were off lease for part of the 2007 periods.

Total expenses were approximately $727,000 higher in the three months ended September 30, 2007, respectively, versus the same period in 2006, primarily because of increases in interest, depreciation and management fee expenses as a result of aircraft purchases, and other taxes. Those increases were partially offset by a decrease in the amount of maintenance expense.  The Company’s maintenance expense is dependent on the aggregate maintenance claims submitted by lessees and expenses incurred in connection with off-lease aircraft. As a result of lower total lessee claims and less expense incurred for off-lease aircraft in 2007, the Company incurred approximately $494,000 less in maintenance expense in the three months ended September 30, 2007, respectively, versus the same period in 2006.

Total expenses were approximately $711,000 less in the nine months ended September 30, 2007, respectively, versus the same period in 2006, primarily because of the change in maintenance expense from year to year. As a result of lower total lessee claims and less expense incurred for off-lease aircraft in 2007, the Company incurred approximately $2,305,000 less in maintenance expense in the nine months ended September 30, 2007, respectively, versus the same period in 2006.  The decrease in maintenance expense was partially offset by increases in interest, depreciation, and management fee expenses resulting from aircraft purchases, as well as increases in professional fees and general and administrative expenses and other taxes.

Due to the recent adoption of FSP AUG AIR-1, the Company was required to discontinue the accrue-in-advance method of accounting for planned major maintenance for financial reporting periods beginning on January 1, 2007. The Company has adopted the direct expensing method, under which actual costs incurred are expensed directly when maintenance is performed and the accrual of non-refundable maintenance reserves from the Company’s lessees for planned major maintenance is reflected as income. Because the net effect of recognizing income when maintenance reserves are billed and accruing maintenance expense as incurred within any given period will vary, it is likely that the new accounting method will result in uneven effects on the Company’s results of operations.

AeroCentury is an aircraft operating lessor and finance company specializing in leasing regional aircraft and engines utilizing triple net operating leases. The Company’s aircraft and engines are on lease to regional airlines and commercial users worldwide.
(See tables following.)

AeroCentury Corp.
Selected Financial Information
(Unaudited)

	For the Quarter Ended September 30, 2007	For the Quarter Ended September 30, 2006 (as restated)	For the Nine Months Ended September 30, 2007	For the Nine Months Ended September 30, 2006 (as restated)
Summary of Operations:
Operating lease revenue	$5,224,310	$3,920,000	$13,582,920	$11,454,940
Maintenance reserves income	1,152,460	709,950	2,826,780	2,258,180
Gain on sale of aircraft	-	-	-	33,690
Other	11,540	9,510	20,020	4,200
Total revenues	6,388,310	4,639,460	16,429,720	13,751,010

Interest	1,724,080	1,271,750	4,369,860	3,687,380
Depreciation	1,492,960	1,172,770	3,986,030	3,487,970
Management fees	794,440	676,660	2,161,620	2,056,300
Maintenance	375,310	869,320	1,301,200	3,605,860
Other taxes	291,770	7,830	313,570	23,490
Professional fees and general and administrative	159,670	116,860	490,390	389,960
Insurance expense	57,610	53,760	133,050	183,000
Bad debt expense	-	-	15,690	48,820
Total expenses	4,895,840	4,168,950	12,771,410	13,482,780

Income before taxes	1,492,470	470,510	3,658,310	268,230
Tax provision	428,160	162,680	1,156,980	115,740
Net income	$1,064,310	$307,830	$2,501,330	$152,490
Weighted average common shares outstanding	1,543,257	1,543,257	1,543,257	1,543,257
Weighted average diluted common shares outstanding	1,618,674	1,543,257	1,588,082	$1,543,257
Basic earnings per share	$0.69	$0.20	$1.62	$0.10
Diluted earnings per share	$0.66	$0.20	$1.58	$0.10

Summary Balance Sheet:	September 30, 2007	September 30, 2006 (as restated)

Total assets	$119,682,940	$92,891,780
Total liabilities	$89,224,820	$67,153,820
Shareholders’ equity	$30,458,120	$25,737,960
(more)

Effect of SAB 108 on
Statement of Operations
For the three months and nine months ended September 30, 2006
(Unaudited)

	For the Three Months Ended September 30, 2006			For the Nine Months Ended September 30, 2006
	As reported previously	As adjusted under SAB 108	Increase/ (decrease) effect of change	As reported previously	As adjusted under SAB 108	Increase/ (decrease) effect of change
Operating lease revenue	$3,920,000	$3,920,000	$-	$11,454,940	$11,454,940	$-
Maintenance reserves income	-	-	-	-	-	-
Gain on sale of aircraft	-	-	-	408,840	408,840	-
Other	9,510	9,510	-	2,400,700	2,400,700	-
	3,929,510	3,929,510	-	14,264,480	14,264,480	-

Interest	1,271,750	1,271,750	-	3,687,380	3,687,380	-
Depreciation	1,247,560	1,241,560	(6,000)	3,708,520	3,690,550	(17,970)
Management fees	678,460	676,660	(1,800)	2,061,720	2,056,300	(5,420)
Maintenance	221,600	221,600	-	3,554,920	3,554,920	-
Professional fees and other	178,450	178,450	-	645,270	645,270	-
	3,597,820	3,590,020	(7,800)	13,657,810	13,634,420	(23,390)

Income before taxes	331,690	339,490	7,800	606,670	630,060	23,390
Tax provision	112,580	123,780	11,200	196,970	230,570	33,600
Net income	$219,110	$215,710	$(3,400)	$409,700	$399,490	$(10,210)
Earnings per share:
Basic	$0.14	$0.14	$-	$0.27	$0.26	$(0.01)
Diluted	$0.14	$0.14	$-	$0.27	$0.26	$(0.01)

(more)

Effect of FSP AUG AIR-1 on
Statement of Operations
For the three months and nine months ended September 30, 2006
(Unaudited)

	For the Three Months Ended September 30, 2006			For the Nine Months Ended September 30, 2006
	As adjusted under SAB 108	As reported under FSP AUG AIR-1	Increase/ (decrease) effect of change	As adjusted under SAB 108	As reported under FSP AUG AIR-1	Increase/ (decrease) effect of change
Operating lease revenue	$3,920,000	$3,920,000	$-	$11,454,940	$11,454,940	$-
Maintenance reserves income	-	709,950	709,950	-	2,258,180	2,258,180
Gain on sale of aircraft	-	-	-	408,840	33,690	(375,150)
Other	9,510	9,510	-	2,400,700	4,200	(2,396,500)
	3,929,510	4,639,460	709,950	14,264,480	13,751,010	(513,470)

Interest	1,271,750	1,271,750	-	3,687,380	3,687,380	-
Depreciation	1,241,560	1,172,770	(68,790)	3,690,550	3,487,970	(202,580)
Management fees	676,660	676,660	-	2,056,300	2,056,300	-
Maintenance	221,600	869,320	647,720	3,554,920	3,605,860	50,940
Professional fees and other	178,450	178,450	-	645,270	645,270	-
	3,590,020	4,168,950	578,930	13,634,420	13,482,780	(151,640)

Income before taxes	339,490	470,510	131,020	630,060	268,230	(361,830)
Tax provision	123,780	162,680	38,900	230,570	115,740	(114,830)
Net income	$215,710	$307,830	$92,120	$399,490	$152,490	$(247,000)
Earnings per share
Basic	$0.14	$0.20	$0.06	$0.26	$0.10	$(0.16)
Diluted	$0.14	$0.20	$0.06	$0.26	$0.10	$(0.16)

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